Exhibit 99.1

FOUNDATION SUPPORT AGREEMENT

between

Merus N.V.

as the Company

and

Stichting Continuïteit Merus

as the Foundation

FOUNDATION SUPPORT AGREEMENT

THIS AGREEMENT IS MADE ON SEPTEMBER 29, 2025 BETWEEN

1.	Merus N.V., a public company with limited liability incorporated under Dutch law (the “Company”); and

2.	Stichting Continuïteit Merus, a foundation incorporated under Dutch law (the “Foundation”).

RECITALS

A.

The objects of the Foundation are to promote and protect the interests of the Company, of the business connected with it and of its stakeholders from time to time and to repress possible influences which could threaten the strategy, continuity, independence and/or identity of the Company or its business to such an extent that this could be considered to be damaging to the aforementioned interests.

B.	For that purpose, the Company and the Foundation have entered into the Call Option Agreement, pursuant to which the Foundation may exercise the Call Option and acquire Preferred Shares.

C.	Parent and Purchaser desire that Purchaser acquires the Company on the terms and subject to the conditions set forth in the Transaction Agreement.

D.

The Company Board has, among other matters, unanimously (a) determined that, on the terms and subject to the conditions set forth in the Transaction Agreement, the Transaction Agreement, the Offer, the Back-End Transactions and the other Transactions to be consummated by the Company are in the best interests of the Company and the sustainable success of its business, having considered the interests of its shareholders, employees and other relevant stakeholders, (b) duly authorized and approved the execution and delivery of the Transaction Agreement, and the performance by the Company of its obligations under the Transaction Agreement and the consummation by the Company of the Offer, the Back-End Transactions and the other Transactions to be consummated by the Company, (c) resolved, subject to the relevant terms and conditions of the Transaction Agreement, to support the Offer and the other Transactions, to recommend acceptance of the Offer by the Company’s shareholders and to recommend that the Company’s shareholders vote for approval and adoption of the matters contemplated by the Transaction Agreement to be proposed to the Company’s general meeting, and (d) resolved that the Company shall pursue the Transactions on the terms, and subject to the provisions, of the Transaction Agreement.

E.

The Foundation believes that the Transactions do not constitute a threat to the interests of the Company, its businesses or its stakeholders and wishes to enter into this Agreement in support of the Transactions.

NOW HEREBY AGREE AS FOLLOWS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement the following definitions shall apply:

Agreement	This Foundation Support Agreement.

Article	An article of this Agreement.

Back-End Transactions	The “Back-End Transactions” as defined in the Transaction Agreement.

Call Option	The Foundation’s right to subscribe for Preferred Shares on the terms and subject to the conditions set forth in the Call Option Agreement.

Call Option Agreement	The call option agreement originally entered into by the Foundation and the Company on or about May 24, 2016, as amended from time to time.

Closing	The “Closing” as defined in the Transaction Agreement.

Company Board	The Company’s board of directors.

Offer	The intended tender offer by Purchaser to purchase the issued and outstanding Ordinary Shares (other than any Ordinary Shares owned by Parent, Purchaser or the Company, or by any of their respective subsidiaries as of commencement of the Offer) in exchange for the Offer Consideration, without interest and net of any applicable withholding tax on the terms and subject to the conditions set forth in the Transaction Agreement.

Offer Consideration	$97.00 per Ordinary Share, in cash.

Ordinary Shares	Ordinary shares in the Company’s capital, nominal value €0.09 per share.

Parent	Genmab A/S, a public limited liability company.

Parties	The Company and the Foundation.

Preferred Shares	Preferred shares in the Company’s capital, nominal value €0.09 per share.

Purchaser	Genmab Holding II B.V., a wholly owned subsidiary of Parent incorporated under Dutch law.

Shareholder Resolution	Any resolution of the Company’s general meeting.

Transaction Agreement	The Transaction Agreement to be entered into by Parent, Purchaser and the Company on or about the date of this Agreement in connection with the Offer and the Transactions .

Transactions	The Offer and the other transactions contemplated by the Transaction Agreement.

1.2	Interpretation

1.2.1	Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.2.2	The terms “written” and “in writing” include by use of electronic means of communication.

1.2.3	No provision of this Agreement shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

1.2.4

Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.2.5	The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.2.6	The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

2	CALL OPTION ARRANGEMENTS

2.1

The Company and the Foundation each irrevocably and unconditionally agree, as an inducement to Parent’s and Purchaser’s willingness to enter into the Transaction Agreement, in furtherance of the Company’s interest in pursuing the Transactions and, given the Company Board’s resolutions described in recital D. of this Agreement, consistent with the purpose of the Foundation, that:

a.	during the term of the Transaction Agreement the Foundation shall not and cannot exercise the Call Option;

b.

the Call Option Agreement, including the Call Option, shall terminate without any further action by either Party being required subject only to, and with effect from, the occurrence of the Closing; and

c.

the Foundation and its board members will, as soon as reasonably practicable following the Closing, take all actions necessary to effect the dissolution (ontbinding) and liquidation (vereffening) of the Foundation.

2.2	The Company and the Foundation each confirm that:

a.	the Foundation has not exercised the Call Option at any time prior to the execution of the Transaction Agreement;

b.	other than the Call Option Agreement, there are no agreements or arrangements in place between the Company and the Foundation; and

c.

other than regular payments of remuneration to directors of the Foundation, no amounts are, or will become, due or payable by the Company or any of its subsidiaries to any board member of the Foundation.

3	MISCELLANEOUS PROVISIONS

3.1	Third-party stipulation

Articles 2.1, 2.2, 3.3, 3.4, 3.6, 3.7, 3.8, and 4 are irrevocable third-party stipulations for no consideration (onherroepelijk derdenbeding om niet) for the benefit of each of Parent and Purchaser.

3.2	Corporate effect

The Parties agree and acknowledge that this Agreement, and in particular Article 2.1, is intended to have, and shall have, corporate law effect (vennootschapsrechtelijke werking).

3.3	No implied waiver

3.3.1	Nothing shall be construed as a waiver under this Agreement unless a document to that effect has been signed by the Parties and approved in writing by the Parent.

3.3.2	The failure of a Party to exercise or enforce any right under this Agreement shall not constitute a waiver of the right to exercise or enforce such right in the future.

3.4	Amendment

No amendment to this Agreement shall have any force or effect unless it is in writing and signed by both Parties and approved in writing by the Parent.

3.5	Invalidity

3.5.1	In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part):

a.

the remainder of this Agreement shall continue to be effective to the extent that, given the substance and purpose of this Agreement, such remainder is not inextricably related to the null and void or unenforceable provision; and

b.

the Parties shall make every effort to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

3.6	No rescission or nullification

To the extent permitted by law, the Parties hereby waive their rights to, in whole or in part, rescind, nullify (including any gehele dan wel partiële ontbinding en vernietiging), or to invoke section 6:228 and 6:230 of the Dutch Civil Code in the sense that an error (dwaling) will remain for the risk and account of the Party in error as referred to in section 6:228, subsection 2 of the Dutch Civil Code, or to demand the rescission, nullification or amendment of this Agreement, in whole or in part, in each case on any grounds whatsoever.

3.7	No transfer, assignment or encumbrance

No Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement.

3.8	Term and termination

This Agreement shall commence on the date hereof and shall remain in full force and effect for an indefinite period, unless and until such time as the Transaction Agreement is terminated in accordance with its terms prior to the Closing. If the Closing has occurred, this Agreement shall continue in full force and effect.

3.9	Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

4	GOVERNING LAW AND JURISDICTION

4.1.1	This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

4.1.2

The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

(signature page follows)

Signature page to the Foundation Support Agreement

/s/ Sven (Bill) Ante Lundberg
Merus N.V.
Name	: Sven (Bill) Ante Lundberg, M.D.
Title	: President and Chief Executive Officer

/s/ G. Reijnen
Stichting Continuïteit Merus
Name	: G. Reijnen
Title	: Director

/s/ R. van Leen
Stichting Continuïteit Merus
Name	: R. van Leen
Title	: Director